SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is executed as of May 1, 2014, by and between Bulldog Investors, LLC, a Delaware limited liability company (“Bulldog”), on behalf of itself and the Affiliated Advisers (as defined below), and Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”).  The Company and Bulldog are jointly referred to as the “Parties.”

A.           WHEREAS, as of the date hereof, accounts over which Bulldog has investment authority beneficially own approximately 15% of the outstanding shares of common stock of the Company (the “Common Stock”);

B.           WHEREAS, on or about March 27, 2014, Bulldog filed a definitive proxy statement (the “Bulldog Proxy Statement”) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) soliciting proxies in favor of, among other things, (i) the election of Phillip Goldstein and Gerald Hellerman to the board of directors of the Company (the “Board”), (ii) the termination of the Investment Management Agreement between the Company and Firsthand Capital Management, Inc., and (iii) the adoption of a non-binding proposal to direct the Board to consider authorizing a share repurchase program when shares of Common Stock are trading at a discount from net asset value (“NAV”) (collectively, the “Bulldog Proposals”);

C.           WHEREAS, the Parties desire to enter into this Agreement pursuant to which, among other things, (i) Bulldog will agree, on behalf of itself and the Affiliated Advisers, to (A) withdraw the Bulldog Proposals and (B) enter into a standstill agreement; and (ii) the Company will agree to (A) liquidate its holdings in Facebook, Inc. and Twitter, Inc., (B) establish an open-market stock repurchase program to purchase up to $10 million worth of Common Stock but only during periods in which the market price of the Common Stock is below the NAV of the Common Stock, and (C) commence a self-tender offer for at least $20 million worth of Common Stock, in each case, subject to the terms and conditions set forth in this Agreement;

D.           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.         Bulldog Proposals; 2014 Annual Stockholder Meeting: Immediately upon the execution of this Agreement, the Bulldog Proposals shall be deemed withdrawn and, in furtherance thereof, Bulldog shall make any required regulatory filings affirming such withdrawals. Bulldog shall also discontinue its proxy solicitation and neither it nor any of the Affiliated Advisers shall directly or indirectly (including through a fund or account over which it has voting, dispositive or investment power) introduce any proposal or nominations at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Bulldog and the Affiliated Advisers shall take all reasonable measures to ensure that the Annual Meeting be deemed an uncontested stockholder meeting. The Parties shall cooperate to ensure that any proxies received by Bulldog or any of the Affiliated Advisers on any remaining proposals be properly counted at the Annual Meeting in order to comply with all applicable SEC and other legal requirements. For purposes of this Agreement, “Affiliated Advisers” means any current or future investment adviser (registered or unregistered) that, currently or at any in the future, controls, is controlled by or is under common control with Bulldog or any of its members, including, without limitation, the entities listed on Schedule 1 attached hereto.

2.         Standstill:  Concurrent with the execution of this Agreement, Bulldog shall enter into a standstill agreement (the “Standstill Agreement”).

3.         Liquidation of Certain Holdings:  The Company shall liquidate all of its holdings in Facebook, Inc. and Twitter, Inc. as soon as reasonably practicable after the date hereof but in no event later than September 30, 2014, with respect to holdings in Facebook, Inc., or October 31, 2014, with respect to holdings in Twitter, Inc. (each a “Required Liquidation” and, collectively, the “Required Liquidations”).  The Company shall distribute all realized gains from the Required Liquidations as soon as reasonably practicable but in any event within 60 days after the completion of a Required Liquidation or such other date as may be mutually agreed to by Bulldog and the Company.

4.         Stock Repurchase:  Subject to the limitation set forth in Section 6 below, the Company shall establish and announce an open-market stock repurchase program (the “Repurchase Program”) to purchase up to $10 million worth of Common Stock before December 31, 2014, but only during periods in which the market price of the Common Stock is below the NAV of the Common Stock.

5.         Tender Offer; Debt and Rights Offerings:

(a)         Subject to the availability of funds that may legally be used for such purposes and to customary conditions including the limitation set forth in Section 6 below, the Company shall commence a tender offer for Common Stock (the “Tender Offer”), which such tender offer shall be commenced after all of the Required Liquidations and the resulting gain distributions have been completed, and shall be completed not later than January 31, 2015.  The maximum amount of the Tender Offer shall be equal to: (i) $20 million plus (ii) the amount, if any, by which $10 million exceeds the actual amount spent by the Company during the 2014 calendar year to purchase Common Stock pursuant to the Repurchase Program.  The Tender Offer shall be at a price equal to 95% of the last determined NAV as of the expiration of the Tender Offer, which such determination shall be calculated following the completion of all of the Required Liquidations and the resulting gain distributions.  The Tender Offer shall not contain an odd-lot provision.

(b)         During the Restricted Period (as defined below), the Company shall not conduct any rights offering or debt offering without the written consent of Bulldog.  For purposes of this Section 5, (i) “Restricted Period” means the period commencing on the date hereof and ending on the earlier to occur of (A) the date that is nine months after the date hereof, (B) the expiration of the period during which Bulldog and/or all accounts managed by Bulldog are subject to Section 16(b) Liability (as defined below), or (C) the date on which accounts managed by Bulldog own in the aggregate less than 5% of the outstanding Common Stock, provided, however, that the Restricted Period shall not end prior to the completion of the Tender Offer; (ii) “Section 16(b) Liability” means liability under Section 16(b) of the Securities Exchange Act of 1934 for the recovery of profits realized from the acquisition or disposition by Bulldog and/or persons and entities affiliated with Bulldog and listed on Schedule 2 attached hereto (“Bulldog Entities”) of Bulldog Shares (as defined below); and (iii) “Bulldog Shares” means shares of Common Stock that were beneficially owned by Bulldog and/or the Bulldog Entities as of  the date of this Agreement.

6.         Specified Conditions:  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to establish the Repurchase Program, commence the Tender Offer, or, if the Repurchase Program has already been established or the Tender Offer already commenced, as applicable, accept for payment, purchase or pay for any shares tendered, as applicable, and may terminate or amend the Repurchase Program or Tender Offer, as applicable, or may postpone the acceptance for payment of, or the purchase of and the payment for, shares tendered if at any time any of the following events has occurred:

(a)         any judgment, order or injunction shall have been entered, enforced or deemed applicable by any court, authority, agency or tribunal, which makes illegal, or directly or indirectly materially restrains, or prohibits the establishment of the Repurchase Program, the commencement of the Tender Offer, or the acquisition of shares under the Repurchase Program or the Tender Offer, as applicable;

(b)         there has occurred a general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter markets in the United States or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c)         legislation amending the Internal Revenue Code of 1986, as amended, has been passed by either the U.S. House of Representatives or the Senate or becomes pending before the U.S. House of Representatives or the Senate or any committee thereof, the effect of which would be to change the U.S. federal income tax consequences of the consummation of the Repurchase Program or the Tender Offer, as applicable, in any manner that would materially adversely affect the Company.

The Company will establish the Repurchase Program or commence the Tender Offer delayed by the pendency of any of the above described events within thirty days of the termination of such delaying event.  In the event that all delaying events have not ceased within six months of the date of the earliest to occur of any such delaying event, then Bulldog may notify the Company of its desire to terminate this Agreement.  If Bulldog notifies the Company in writing of such desire to terminate and the applicable delaying events have not ceased within thirty days of the Company’s receipt of the such written notice, the obligations of the Company, Bulldog and the Affiliated Advisers pursuant to this Agreement shall thereafter be null and void and of no further force and effect.

7.         Release

(a)         Release by Bulldog:  Bulldog, for itself and its predecessors, successors, assigns, subsidiaries, members, directors, officers, shareholders, partners, agents and employees (the “Releasing Bulldog Parties”), and each of them, does hereby release and forever discharges the Company, its predecessors, successors and assigns, its affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees (collectively the “Released Company Parties”) of and from any and all claims, demands, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which any of the Releasing Bulldog Parties ever had, or now has, against the Released Company Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing occurring at any time up to the date of this Agreement, relating to, arising out of, or in connection with Bulldog’s capacity as a stockholder of the Company, including, without limitation, relating to the Bulldog Proposals or any of the facts described in the Bulldog Proxy Statement.

(b)         Release by the Company:  The Company, for itself, its predecessors, successors and assigns, subsidiaries, directors, officers, shareholders, partners, agents and employees, and each of them, does hereby release and forever discharge Bulldog, its predecessors, successors and assigns, its affiliates, subsidiaries, related entities, members, directors, officers, shareholders, partners, agents, attorneys and employees (collectively the “Released Bulldog Parties”) of and from any and all claims, demands, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which the Company ever had, or now has, against the Released Bulldog Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing occurring at any time up to the date of this Agreement, relating to, arising out of, or in connection with Bulldog’s capacities as a stockholder of the Company, including, without limitation, relating to the Bulldog Proposals or any of the facts described in the Bulldog Proxy Statement.

(c)         Waiver of Civil Code Section 1542:  The Parties acknowledge that they have been informed by their attorneys of the provisions of Section 1542 of the Civil Code of the State of California, and do hereby expressly waive and relinquish all rights and benefits which they had, or may have had, under that Section or any other similar state or federal law, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(d)         Discovery of Additional Facts and Law; Assignment:  The Parties acknowledge that each of them is aware that they may hereafter discover facts or law different from or in addition to those which they now know or believe to be true in respect to the claims, demands, damages, debts, liabilities, actions or causes of action herein released, and they agree that this release shall be and remain in effect as a complete general release as to the matters released, notwithstanding any such additional facts or law.  The Parties represent and warrant that they have not heretofore assigned or transferred or purported to transfer or assign to any person, firm, corporation or other entity, any claim, demand, damages, debt, liability, action, or cause of action released by this Agreement.  The Parties hereto agree to indemnify and hold harmless one another against any claim, demand, damages, debt, liability, action, cause of action, cost of expense including attorneys’ fees actually paid or incurred, arising out of or in connection with any such transfer or assignment or purported or claimed transfer or assignment.

8.         Company Representations and Warranties:  The Company represents and warrants to Bulldog as follows:

(a)         The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Standstill Agreement; and

(b)         Each of this Agreement and the Standstill Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally, and (ii) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief)).

9.         Bulldog Representations and Warranties:  Bulldog represents and warrants to the Company as follows:

(a)         Bulldog has the full power, capacity and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Standstill Agreement;

(b)         Each of this Agreement and the Standstill Agreement constitutes a valid and binding obligation of Bulldog and each of the Affiliated Advisers whether direct signatories ot this Agreement or the Standstill Agreement or not, enforceable in accordance with its terms (except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally, and (ii) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief));

(c)         Each of the Affiliated Advisers has constituted and appointed Bulldog with full power of substitution and re-substitution, as its true and lawful attorney-in-fact and agent for him, her or it and in his, her or its name, place, and stead to (i) bind such Affiliated Adviser to the obligations set forth in this Agreement and the Standstill Agreement, (ii) make and authorize amendments to, or waivers of, this Agreement or the Standstill Agreement, (iii) enforce the obligations of any of the Affiliated Advisers under this Agreement or the Standstill Agreement, (iv) give and receive all notices required or permitted by any of the Affiliated Advisers under this Agreement or the Standstill Agreement, (v) make all elections and decisions and take all other actions necessary or desirable under this Agreement and/or the Standstill Agreement, and (vi) generally act for and on behalf of such Affiliated Adviser in all matters contemplated by this Agreement and the Standstill Agreement.  Each of the Affiliated Advisers has given Bulldog full power and authority to do and perform each and every act and thing whatsoever required, contemplated or deemed advisable by Bulldog to be done with regard to the foregoing as fully as such Affiliated Adviser could do in his, her or its personal capacity; and

(d)         Each of the Affiliated Advisers agrees that the Company shall be entitled to rely on any action taken by Bulldog, on behalf of any of the Affiliated Advisers, without any obligation to inquire of the Affiliated Advisers, and that each such action shall be binding on each Affiliated Adviser as fully as if such Affiliated Adviser had taken such action.

10.        Responsibility for Affiliated Advisers.  Bulldog agrees to inform the Affiliated Advisers of their obligations to be bound by this Agreement and Bulldog shall be responsible for any breach of the agreements or covenants contained in this Agreement by an Affiliated Adviser.  Bulldog agrees to indemnify, defend and hold the Company and the intended beneficiaries of this Agreement harmless from and against any and all loss, costs, damages or expenses, including without limitation, attorneys’ fees and costs, incurred by the Company or the intended beneficiaries of this Agreement arising out of, in connection with, or resulting from, any claim, action, suit, proceeding or other attempt by any Affiliated Adviser to rescind this Agreement or otherwise challenge the enforceability of any provision of this Agreement or its applicability to any such Affiliated Adviser.

11.        Non-Circumvention:  Bulldog and the Affiliated Advisers acknowledge and agree that it is the intent of the parties hereto that none of Bulldog or the Affiliated Advisers directly or indirectly encourage, influence or direct any person, entity, fund or account to take, or assist or advise any person, entity, fund or account in taking, any action that Bulldog or any of the Affiliated Advisers is prohibited from taking hereunder.  In furtherance of the foregoing, each of Bulldog and the Affiliated Advisers agrees that it will not take any action that has or would reasonably be expected to have the effect of circumventing the terms or the intent or spirit of this Agreement.

12.        Expenses and Additional Payment:  Except as provided in Section 16, in consideration of the agreements set forth herein, the Company shall (a) reimburse Bulldog for reasonable expenses incurred in connection with the matters set forth herein (including proxy solicitation fees and reasonable incurred attorneys’ fees) and (b) provide to Bulldog an additional payment.  Such expense reimbursement and additional payment shall in the aggregate equal a maximum amount to be agreed to in writing by Bulldog and the Company on or before the effective date of this Agreement.

13.        Publicity:  Only the Company shall issue a press release in connection with this Agreement. The release shall disclose all material information relating to this Agreement The press release shall require the joint approval of the Company and Bulldog (which such approval shall not be unreasonably withheld, conditioned or delayed) prior to publication.

14.        No Assignment:  Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of Bulldog, in the case of an assignment by the Company, or the Company, in the case of an assignment by Bulldog, and any attempted assignment of this Agreement or any rights or obligations hereunder without such consent shall be void.

15.        Binding Effect:  This Agreement shall be binding upon and shall inure to the benefit of the respective Parties hereto, their respective legal successors, heirs, administrators and assigns, and each of them.

16.        Attorneys’ Fees:  Should any suit or proceeding be brought to enforce or interpret the terms of this Agreement or any obligation herein, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection with such suit or proceeding.

17.        Governing Law:  This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Maryland (without giving effect to principles of conflicts of laws).

18.        Venue/Forum Selection:  Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement must be brought or otherwise commenced solely and exclusively in the federal or state courts located in the county and state in which the defendant’s principal place of business is located.  Consistent with the preceding sentence, each Party to this Agreement:

A.          expressly and irrevocably consents and submits to the jurisdiction of the federal and state courts located in the county and state in which the defendant’s principal place of business is located in connection with any such legal proceeding;

B.          expressly agrees that the federal and state courts located in the county and state in which the defendant’s principal place of business is located shall be deemed to be a convenient forum; and

C.          expressly agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any federal or state court located in the county and state in which the defendant’s principal place of business is located, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

19.        Counterparts:  This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which will be an original, and all of which shall constitute one and the same Agreement, which shall be binding and effective on all Parties.

20.        Entire Understanding:  This Agreement (together with the Standstill Agreement and the other documents, agreements and certificates specifically referenced by this Agreement or the Standstill Agreement) sets forth the entire understanding of the Parties in connection with the subject matter hereof.  Neither of the Parties hereto has made any statement, representation, or warranty in connection herewith which has been relied upon by any other Party hereto or which has been an inducement for any Party to enter into this Agreement, except as expressly set forth in this Agreement, the Standstill Agreement or the other documents, agreements and certificates specifically referenced by this Agreement or the Standstill Agreement.  It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by a writing duly executed by Bulldog and an authorized representative of the Company.  The Parties agree that they will make no claim at any time that this Agreement has been altered or modified or otherwise changed by oral communication of any kind or character.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

BULLDOG INVESTORS, LLC, on behalf of itself and the Affiliated Advisers		FIRSTHAND TECHNOLOGY VALUE FUND, INC.

By:	/s/ Andrew Dakos	By:	/s/ Kevin Landis

Its:	Andrew Dakos, Member	Its:	President

[Signature Page to Settlement Agreement]

Schedule 1

•	SPAR Advisors, LLC
•	Full Value Special Situations Fund GP, LLC
•	Full Value Advisors, LLC
•	Kimball & Winthrop, LLC

Schedule 2

•	Phillip Goldstein
•	Andrew Dakos
•	Steven Samuels
•	BULLDOG INVESTORS GENERAL PARTNERSHIP
•	OPPORTUNITY PARTNERS, LP
•	CALAPASAS WEST PARTNERS, LP
•	FULL VALUE SPECIAL SITUATIONS FUND, LP
•	FULL VALUE OFFSHORE FUND, LTD.
•	FULL VALUE PARTNERS, LP
•	OPPORTUNITY INCOME PLUS FUND, LP
•	MCM OPPORTUNITY PARTNERS, LP
•	MERCURY PARTNERS, LP
•	STEADY GAIN PARTNERS, LP
•	SPECIAL OPPORTUNITIES FUND, INC.